Exhibit 99.1

Bank of the James Financial Group Announces Promotion of Michael A. Syrek to President of Bank of the James

LYNCHBURG, Va., October 13, 2021 -- Bank of the James Financial Group, Inc. (the “Company”) (NASDAQ:BOTJ), the parent company of Bank of the James (the “Bank”), a full-service commercial and retail bank serving Region 2000 (the greater Lynchburg MSA), and the Blacksburg, Charlottesville, Harrisonburg, Lexington, and Roanoke, Virginia markets, today announced the promotion of Michael A. Syrek to President of the Bank.

Effective October 13, 2021, Michael A. Syrek has been promoted to President of the Bank of the James. In his new role, Mr. Syrek will continue to help lead the commercial banking efforts as well as take on strategic initiatives and assignments. Robert R. Chapman, III, CEO commented, “Mike has been a strong leader in our organization for some time now, this new step will allow for him to use his talents in the hopeful continued growth of our company.”

Mr. Syrek joined the bank in 2012 as Executive Vice President and Chief Loan Officer after having been President of SunTrust Bank in Lynchburg, where he managed  relationship managers in Virginia and West Virginia.  Mr. Syrek has played an integral role in continuing the development of the Bank’s commercial team and relationships, proving his expertise as we made strategic moves to the Charlottesville, Harrisonburg and Roanoke markets.

Mr. Chapman will remain CEO of the Bank and President of the Company and will continue to serve as a director of both entities.  Mr. Syrek will continue to report to Mr. Chapman. By separating the Bank’s CEO and President positions, Mr. Chapman will be able fully concentrate on executing the Bank’s strategic plan.

About the Company

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc. opened for business in July 1999 and is headquartered in Lynchburg, Virginia. The bank currently services customers in Virginia from offices located in Altavista, Amherst, Appomattox, Bedford, Blacksburg, Charlottesville, Forest, Harrisonburg, Lexington, Lynchburg, Madison Heights, Roanoke, and Rustburg. The bank offers full investment and insurance services through its BOTJ Investment Services division and BOTJ Insurance, Inc. subsidiary.  The bank provides mortgage loan origination through Bank of the James Mortgage, a division of Bank of the James. Bank of the James Financial Group, Inc. common stock is listed under the symbol “BOTJ” on the NASDAQ Stock Market, LLC.  Additional information on the Company is available at www.bankofthejames.bank.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "estimate," "expect," "intend," "anticipate," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group, Inc. (the "Company") undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to, competition, general economic conditions, potential changes in interest rates, the effect of the COVID-19 pandemic, and changes in the value of real estate securing loans made by Bank of the James (the "Bank"), a subsidiary of the Company. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

CONTACT: J. Todd Scruggs, Executive Vice President and Chief Financial Officer (434) 846-2000.

tscruggs@bankofthejames.com